Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report on Form 10-Q of HearUSA, Inc. (the “Company”) for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stephen J. Hansbrough, Chief Executive Officer and Gino Chouinard, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Stephen J. Hansbrough
Stephen J. Hansbrough
President/Chief Executive Officer HearUSA, Inc. August 13, 2007

/s/Gino Chouinard
Gino Chouinard
EVP/Chief Financial Officer HearUSA, Inc. August 13, 2007

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